UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 9, 2006

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SFBC INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

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Delaware	001-16119	59-2407464
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

504 Carnegie Center, Princeton, New Jersey 08540-6242

(609) 951-6800

(Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry Into a Material Definitive Agreement.

In connection with the appointment of Jeffrey P. McMullen to serve as president and chief executive officer of SFBC International, Inc. (“SFBC”), on May 9, 2006, the Compensation Committee of SFBC negotiated and approved the terms of a new employment agreement for Mr. McMullen. The employment agreement will be effective as of January 1, 2006 with a term of three years, and the other material terms of the employment agreement are as follows:

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Base annual salary of $650,000;

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2006 annual incentive or bonus comprised of two parts: (i) 1.5% of 2006 PharmaNet operating earnings, subject to a maximum bonus of $325,000, provided, that, 2006 PharmaNet operating earnings is at least a certain minimum dollar amount set by the Compensation Committee; and (ii) discretion of the Compensation Committee based on its evaluation of the overall performance of Mr. McMullen and of SFBC, from a financial point of view and/or from an operating perspective, which discretionary sum shall not exceed $650,000 and may be zero depending upon performance;

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The 2007 and 2008 annual incentive shall be determined by the Compensation Committee annually;

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Long-term incentives consisting of time-based and performance-based grants of restricted stock units as follows: Mr. McMullen is granted 62,461 restricted stock units (“RSUs”) with 10,411 RSUs vesting on June 30, 2006, subject to employment with SFBC on such date and 10,410 RSUs vesting on each of December 31st and June 30th during the remainder of the term of the employment agreement, subject to employment with SFBC on the applicable vesting date. Such RSUs shall be delivered to Mr. McMullen as they vest. Mr. McMullen shall also receive a grant of 60,000 RSUs which shall vest only if SFBC meets or exceeds the non-GAAP earnings per share target for 2008. Non-GAAP earnings are defined as GAAP earnings, plus amortization of intangibles and plus equity compensation expense under Statement 123(R). If the 2008 non-GAAP earnings per share target is met, the RSUs shall vest and the 60,000 RSUs shall all be delivered to Mr. McMullen promptly upon filing the Form 10-K of SFBC with the Securities and Exchange Commission for the year ended December 31, 2008. In consideration of the foregoing grants of RSUs, Mr. McMullen has agreed to surrender options to purchase 135,000 shares of common stock previously granted to him in December 2004;

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Future long-term incentives – the Compensation Committee shall consider additional grants of equity compensation as long-term incentives for each of 2007 and 2008;

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Perquisites – Mr. McMullen will be entitled to perquisites selected by him, up to a limit of $32,500 per each calendar year during the term, and SFBC shall reimburse him for income taxes incurred from the perquisites at the effective tax rate of 35%. Perquisites shall not include benefits generally available to all other SFBC employees; and

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Severance – Three years for termination without cause or for good reason.

The Compensation Committee and Mr. McMullen continue to negotiate the remaining legal and non-material terms of his employment agreement, and the employment agreement will be filed as an exhibit to a Form 8-K or to SFBC’s next Form 10-Q once it is finalized and executed by SFBC and Mr. McMullen.

Item 2.02

Results of Operations and Financial Condition.

On May 10, 2006, SFBC issued a press release announcing its earnings for the quarter ended March 31, 2006. A copy of this press release is furnished as Exhibit 99.1.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.	Description

99.1	Earnings Press Release dated May 10, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SFBC INTERNATIONAL, INC.

By:	/s/ DAVID NATAN
Chief Financial Officer

Date: May 10, 2006